UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2009
Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 449-9092
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     Pursuant to the Shingle Springs Consulting Agreement dated January 30, 2003 by and between Kevin Kean (“Kean”) and Lakes KAR — Shingle Springs, LLC (“Lakes”) (the “Agreement”), on November 1, 2009, Kean elected to exercise his buyout option under Section 6 of the Agreement, which was retroactive to July 1, 2009. As described in the Agreement, as a result of this exercise and beginning as of July 1, 2009, Kean is entitled to receive $1,000,000 per year (prorated based on a 365 day year) during the initial term of the management contract between Lakes and the Shingle Springs Tribal Gaming Authority, subject to certain conditions and offsets as a result of amounts previously advanced to Kean. Also as provided in the Agreement, Kean has elected to forego his rights under Section 5 of the Agreement to receive a consulting fee equal to 15% of the management fees Lakes receives under its management contract with the Shingle Springs Tribal Gaming Authority.
     The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: November 18, 2009	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer